Exhibit 1
                                                     ---------


                                   GENERAL INSTRUMENT


                                   General Instrument Corporation
                                   8770 West Bryn Mawr Avenue
                                   Suite 1300
                                   Chicago, Illinois  60631
                                   Tel 773 695 1000 Fax 773 695 1001


                                   July 25, 1997


Instrument Partners
c/o Forstmann Little & Co.
767 Fifth Avenue, 44th Floor
New York, New York 10153

Forstmann Little & Co.
  Subordinated Debt and Equity
  Management Buyout Partnership-IV
c/o Forstmann Little & Co.
767 Fifth Avenue, 44th Floor
New York, New York 10153


          Re:  Registration Rights

          NextLevel Systems, Inc. hereby agrees to provide to each of Instrument Partners and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV ("MBO-IV") all the rights and privileges afforded them by General Instrument Corporation ("General Instrument") and GI Corporation in respect of General Instrument common stock under the Registration Rights Agreement, dated as of April 6, 1992, among General Instrument, GI Corporation, Instrument Partners and MBO-IV (the "Registration Rights Agreement"), with respect to the shares of common stock of NextLevel Systems which each of Instrument Partners and MBO-IV will receive as a pro rata dividend from General Instrument, and that such shares of NextLevel Systems common stock shall be included in the definition of "Registrable Securities" for all purposes set forth in the Registration Rights Agreement. Each of Instrument Partners and MBO-IV hereby agrees to provide to NextLevel Systems all of the rights and privileges afforded by them to General Instrument and GI Corporation under the Registration Rights Agreement.

                                   NextLevel Systems, Inc.


                                   By: /s/ Keith A. Zar
				       ----------------------
                                       Name:  Keith A. Zar
                                       Title: Vice President
					      and General
					      Counsel


Acknowledged and Agreed to as
of the date first above written:

Instrument Partners


By: /s/ Winston W. Hutchins
    ------------------------------
    Name:  Winston W. Hutchins
    Title: General Partner of, FLC
	   XXII Partnership, as
	   General Partner

Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-IV


By: /s/ Winston W. Hutchins
    ------------------------------
    Name:  Winston W. Hutchins
    Title: General Partner of, FLC
	   Partnership, as
	   General Partner